UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2026

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Appointment of Certain Officers.

On April 29, 2026, City Holding Company (the “Company”) announced that Michael “Tim” T. Quinlan, Jr., age 57, the Company’s current Executive Vice President, Retail Banking, will assume the role of President of City National Bank of West Virginia (the “Bank”) effective as of the close of business on April 29, 2026 (the “Effective Date”). Mr. Quinlan has served as the Executive Vice President, Retail Banking for the Company and the Bank since January 2021. Concurrently, Charles “Skip” R. Hageboeck transitioned from the role of President of the Bank, and will remain the Chief Executive Officer of the Bank and the President and Chief Executive Officer of the Company. As a result of this transition, Mr. Hageboeck’s employment agreement was amended solely to reflect his title change as a result of this transition, a copy of which is filed as Exhibit 99.1 hereto. Mr. Quinlan will receive a base salary consistent with the Bank’s current executive compensation practices and receive benefits materially similar to the executive benefits disclosed in the Company’s Definitive Proxy Statement, filed with the SEC on March 27, 2026.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits

99.1	Amendment to Employment Agreement, dated April 29, 2026, by and among the Company, the Bank, and Charles “Skip” R. Hageboeck

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 29, 2026	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Executive Vice President & Chief Financial Officer